UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               ________
                               FORM 8-K

                            CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported) November 6, 2001

                           LANDS' END, INC.
        (exact name of registrant as specified in its charter)





    DELAWARE                 1-9769              36-2512786
(State or other           (Commission         (I.R.S. Employer
  jurisdiction            File Number)         Identification
of incorporation)                                  Number)




 Lands' End Lane, Dodgeville, Wisconsin             53595
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number     608-935-9341
     including area code














                     INFORMATION INCLUDED IN THIS REPORT

Item 5.  Other Events.

         Attached as Exhibit 99 to this report is a news release issued by Lands' End, Inc., announcing its third quarter results of fiscal year 2002 for the period ended October 26, 2001.




















































                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, its duly authorized officer and chief financial officer.



                                         LANDS' END, INC.



November 14, 2001                By: /S/ DONALD R. HUGHES
                                         Donald R. Hughes
                                         Senior Vice President &
                                         Chief Financial Officer






































                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE

     LANDS' END REPORTS RECORD THIRD QUARTER SALES AND EARNINGS

DODGEVILLE, WI ... November 6, 2001 ... Lands' End, Inc. (LE), the direct merchant of classically styled apparel and home furnishings, today reported results for its third quarter of fiscal 2002, ended October 26, 2001.

     Total revenue for the third quarter was $376.1 million, up
4 percent from $362.3 million in the same quarter last year. Net income for the quarter was $12.1 million, compared with $4.4 million earned in the same quarter last year. Diluted earnings per share were $0.41, compared with $0.15 in the prior year, representing a new third quarter company record.

     In commenting on the quarter, company president and chief executive officer David F. Dyer said, "We're delighted with our strong third quarter results. Our performance in full-price sales, gross margin and prudent expense control propelled us to the new record. I believe these results, especially in such uncertain times, are due to our customers' response to our fresh merchandise, our improved catalog presentations and our strong quality/value proposition."

     For the third quarter, sales of full-price merchandise to the U.S. consumer rose 16 percent, while as previously announced, liquidation sales declined about $15 million. As a percent of total revenue, gross margin improvement of 3.7 percentage points was due to reduced liquidation and significantly better vendor sourcing.
Overall selling, general and administrative expenses rose 6.1 percent, due to higher provisions for employee incentives and profit sharing. However, aside from these provisions, all other SG&A expenses declined 1.4 percentage points on a relative basis.

NINE MONTH RESULTS
     For the nine months just ended, both revenue and operating income set records for the company. Total revenue was $973.1 million, up about 5 percent from total revenue of $923.7 million during the same period last year. Net income for the first nine months of fiscal 2002 was $21.0 million, or $0.71 per diluted share, compared with net income of $2.9 million, or $0.09 per share in the same period a year ago. Gross margin has improved 1.5 percentage points, and selling, general and administrative expenses were reduced
1.3 percentage points, as a percent of the total nine months revenue.

THIRD QUARTER COMMENTS
     In the U.S. consumer business, women's and co-ed showed significant growth during the third quarter. In the specialty segment, Kids had strong double-digit sales increases, while Corporate Sales, the non-consumer division that is part of the specialty segment, showed a double-digit decline, mainly due to the continued slowdown in national business spending. In local currencies, the U.K. and Germany had higher merchandise sales than a year ago, while Japan's were slightly down. When measured in U.S. dollars, the international business segment was up by about 14 percent, mainly due to double-digit increases in the U.K. and Germany.

     Gross profit in the quarter just ended was $164.9 million, or
43.8 percent of total revenue, compared with $145.2 million, or 40.1 percent of total revenue, in the similar quarter last year. The strong improvement in gross profit margin was attributable to the $15.4 million reduction in liquidation sales and continued improvements in vendor sourcing.

     As expected, liquidations of excess inventory were 12 percent of net merchandise sales in the quarter just ended, compared with 17 percent in the prior year. Third quarter ending inventory was $294 million, up 13 percent from $261 million a year ago, reflecting the planned earlier receipts of fall merchandise and greater investment in key styles. Inventory is in excellent condition, significantly improved from the prior year. We shipped about 92 percent of items at the time of order placement during the quarter just ended, consistent with our high standards of customer service and an improvement over last year's 90 percent first time fulfillment rate.

     For the third quarter this year, selling, general and administrative expenses totaled $144.1 million, compared with $135.7 million last year. As a percentage of total revenue, SG&A was 38.3 percent, compared with 37.5 percent in the similar period last year. As stated, the change in the SG&A ratio resulted from higher employee incentives and profit-sharing expense, as well as higher depreciation and opening costs for our Stevens Point complex. When measured as a percent of total revenue, these were mostly offset by reductions in catalog circulation cost, national advertising and all other operating expenses.

SEGMENT DATA
          Segment merchandise sales data for third quarter
          (in millions)                         Percent
                                   3Q02    3Q01    Change
          Core business segment    $188    $185     + 2 %
          Specialty segment         128     123     + 4 %
          International segment      32      28     +14 %
           Total merchandise sales $348    $336     + 4 %

          Internet                 $ 72      54     +33 %
            Segment merchandise sales data (full-price and liquidation sales) excludes shipping and handling revenue. Internet merchandise sales are included in the respective business segments.

BUSINESS OUTLOOK
     For the full year, we plan capital expenditures of between $42 million to $45 million, of which about $31 million has been spent during the first 9 months of fiscal 2002.

     Given recent experience, we have a good opportunity to exceed last year's strong fourth quarter sales and earnings, and if our momentum continues, we will be successful in doing so. Last year's fourth quarter double-digit sales and earnings results present a challenging point of comparison, especially given the current uncertain economic environment. We are more cautious about post-Christmas performance and the general softness of consumer spending.

     Lands' End is a direct merchant of traditionally styled, classic products offered to customers around the world through regular mailings of its monthly and specialty catalogs and via the Internet at www.landsend.com.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION
     Statements in this release that are not historical, including, without limitation, statements regarding our plans, expectations, assumptions, and estimations for fiscal 2002 revenues, gross profit margin, and earnings, as well as anticipated sales trends and future development of our business strategy, are considered forward-looking and speak only as of today's date. As such, these statements are subject to a number of risks and uncertainties. Future results may be materially different from those expressed or implied by these statements due to a number of factors. Currently, we believe that the principal factors that create uncertainty about our future results are the following: customer response to our merchandise offerings, circulation changes and other initiatives; the mix of our sales between full price and liquidation merchandise; overall consumer confidence and general economic conditions, both domestic and foreign; effects of weather on customer purchasing behavior; effects of shifting patterns of e-commerce versus catalog purchases; costs associated with printing and mailing catalogs and fulfilling orders; dependence on consumer seasonal buying patterns; fluctuations in foreign currency exchange rates; and changes that may have different effects on the various sectors in which we operate (e.g., rather than individual consumers, the Corporate Sales Division, included in the specialty segment, sells to numerous corporations, and certain of these sales are for their corporate promotional activities). Our future results could, of course, be affected by other factors as well. More information about these risks and uncertainties may be found in the company's 10-K filings with the S.E.C.
     The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

WEBCAST ANNOUNCEMENT
     The company had an audio web cast of its conference call for the general public on Wednesday, November 6, at 9:30 a.m. CT. This call covered the company's performance for the third quarter and its business outlook for the remainder of the year. Register and listen at http://www.videonewswire.com/event.asp?id=1895. A playback was available for one week.

     The conference call and webcast consist of copyrighted material that may not be recorded, reproduced, retransmitted, rebroadcast, stored or forwarded without Lands' End's express written permission. Your participation represents your consent to these terms and conditions. The call was recorded by Lands' End, and your participation on this call also constitutes your consent to having any comments or statements you make appear on a transcript or broadcast of this call.

Contact Charlotte LaComb:  608-935-4835






                    PRELIMINARY AND UNAUDITED

CONSOLIDATED STATEMENTS OF OPERATIONS
Lands' End, Inc. & Subsidiaries
(Amounts in thousands, except per share data)

                            Three months ended    Nine months ended
                            Oct. 26,  Oct. 27,    Oct. 26,  Oct. 27,
                              2001      2000        2001      2000

Revenue
  Net merchandise sales     $348,357  $336,391    $898,348  $857,981
  Shipping and handling
    revenue                   27,758    25,870      74,708    65,745
Total revenue                376,115   362,261     973,056   923,726

Cost of sales
  Cost of merchandise sales  185,247   190,663     477,549   468,483
  Shipping and handling
    costs                     25,952    26,389      73,790    68,998
Total cost of sales          211,199   217,052     551,339   537,481

Gross profit                 164,916   145,209     421,717   386,245
  Selling, general and
   administrative expenses   144,050   135,713     385,142   378,156

Income from operations        20,866     9,496      36,575     8,089
Other income (expense):
  Interest expense              (658)     (801)     (1,141)   (1,148)
  Interest income                 59       235         984     1,454
  Other                         (843)   (1,878)     (2,757)   (3,865)

  Total other expense, net    (1,442)   (2,444)     (2,914)   (3,559)

Income before income taxes    19,424     7,052      33,661     4,530
  Income tax provision         7,284     2,609      12,623     1,676

Net income                  $ 12,140  $  4,443    $ 21,038  $  2,854

Basic earnings per share    $   0.41  $   0.15    $   0.72  $   0.09
Diluted earnings per share  $   0.41  $   0.15    $   0.71  $   0.09

Basic weighted average
  shares outstanding          29,335    30,290      29,376    30,261
Diluted weighted average
  shares outstanding          29,782    30,491      29,798    30,681



                       PRELIMINARY AND UNAUDITED

CONSOLIDATED BALANCE SHEETS
Lands' End, Inc. & Subsidiaries              Oct. 26,     Oct. 27,
(Dollars in thousands)                         2001         2000

Assets
Current assets:
  Cash and cash equivalents                  $ 12,339     $  20,031
  Receivables, net                             18,390        21,992
  Inventory                                   294,344       260,503
  Prepaid advertising                          34,266        42,586
  Other prepaid expenses                       10,755         8,769
  Deferred income tax benefit                  11,628        10,661
Total current assets                          381,722       364,542

Property, plant and equipment, at cost:
  Land and buildings                          116,949       103,371
  Fixtures and equipment                      106,554       104,338
  Computer hardware and software              116,744        95,740
  Leasehold improvements                        4,675         4,453
  Construction in progress                          -         1,301
Total property, plant and equipment           344,922       309,203
  Less - accumulated depreciation
    and amortization                          150,517       131,581
Property, plant and equipment, net            194,405       177,622
Intangibles, net                                  654           670

Total assets                                 $576,781     $ 542,834

Liabilities and shareholders' investment
Current liabilities:
  Lines of credit                            $  53,885    $  70,239
  Accounts payable                             108,386      109,940
  Reserve for returns                           10,472        8,521
  Accrued liabilities                           51,763       39,722
  Accrued profit sharing                         3,508          184
  Income taxes payable                           9,025        1,136
Total current liabilities                      237,039      229,742

Deferred income taxes                           12,304        9,117

Shareholders' investment:
  Common stock, 40,221 shares issued               402          402
  Donated capital                                8,400        8,400
  Additional paid-in capital                    33,060       31,541
  Deferred compensation                            (69)        (147)
  Accumulated other comprehensive income         3,417        3,688
  Retained earnings                            510,125      457,284
  Treasury stock, 11,091 and 9,977
    shares at cost, respectively              (227,897)    (197,193)
Total shareholders' investment                 327,438      303,975
Total liabilities and
  shareholders' investment                   $ 576,781    $ 542,834




PRELIMINARY AND UNAUDITED

CONSOLIDATED STATEMENTS OF CASH FLOWS
Lands' End, Inc. & Subsidiaries                       Nine Months Ended
(In thousands)                                       Oct. 26,   Oct. 27,
                                                       2001       2000
Cash flows from (used for) operating activities:
  Net income                                         $  21,038  $   2,854
    Adjustments to reconcile net income to
      net cash flows from operating activities:
        Depreciation and amortization                   19,578     17,220
        Deferred compensation expense                       52         89
        Loss on disposal of fixed assets                   364         40
        Deferred income taxes                           (2,918)         -
        Tax benefit of stock options                     1,152      1,832
        Changes in current assets and
         liabilities:
          Receivables, net                               1,418     (4,239)
          Inventory                                   (106,133)   (98,310)
          Prepaid advertising                          (16,639)   (26,014)
          Other prepaid expenses                        (1,040)    (2,953)
          Accounts payable                              12,218     35,430
          Reserve for returns                            1,411        652
          Accrued liabilities                           12,536     (2,611)
          Accrued profit sharing                         1,151     (2,576)
          Income taxes payable                          (4,188)    (9,119)
        Other                                           (2,557)     1,013
Net cash flows used for operating
  activities                                           (62,557)   (86,692)

Cash flows used for investing activities:
  Cash paid for capital additions                      (30,965)   (30,185)
Net cash flows used for investing activities           (30,965)   (30,185)

Cash flows from (used for) financing activities:
  Proceeds from short-term debt                         36,945     58,515
  Purchases of treasury stock                          (12,388)    (2,249)
  Issuance of treasury stock                             5,953      4,229
Net cash flows from financing
  activities                                            30,510     60,495

Net decrease in cash and cash equivalents              (63,012)   (56,382)
Beginning cash and cash equivalents                     75,351     76,413

Ending cash and cash equivalents                     $  12,339  $  20,031